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                                                                    EXHIBIT 11.0

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

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                                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                 SEPTEMBER 30,
                                                          ----------------------------  ----------------------------
                                                              1998           1997           1998           1997
                                                          -------------  -------------  -------------  -------------
BASIC EARNINGS PER SHARE
Net income..............................................  $       4,970  $      25,127  $       2,457  $      50,371
Less preferred stock dividends..........................           (135)          (179)          (471)          (381)
                                                          -------------  -------------  -------------  -------------
Net income available to common stockholders.............  $       4,835  $      24,948  $       1,986  $      49,990
                                                          -------------  -------------  -------------  -------------
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NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER SHARE IS
  BASED:
Historical weighted average common shares outstanding...        253,332        253,332        253,332        253,332
Reorganization stock dividend (227.010528 shares for
  each Common share)....................................     57,509,030     57,509,030     57,509,030     57,509,030
Reorganization shares issued............................      8,670,998      8,670,998      8,670,998      8,670,998
Public offering shares issued...........................     16,340,000     16,340,000     16,340,000     16,340,000
Additional shares issued to underwriters................      2,451,000      2,451,000      2,451,000      2,451,000
Treasury Class A common stock...........................       (464,051)      --             (288,610)      --
Preferred stock converted to Class A common stock.......        183,556       --               95,476       --
Warrants converted to Class A common stock..............        731,428       --              616,222       --
Options converted to Class A common stock...............        244,514          2,608        172,858            880
                                                          -------------  -------------  -------------  -------------
Weighted average common shares..........................     85,919,807     85,226,968     85,820,306     85,225,240
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BASIC EARNINGS PER SHARE:
Net income per share....................................  $        0.06  $        0.29  $        0.03  $        0.59
Less preferred stock dividends per share................       --             --                (0.01)      --
                                                          -------------  -------------  -------------  -------------
Net income per share available to common stockholders...  $        0.06  $        0.29  $        0.02  $        0.59
                                                          -------------  -------------  -------------  -------------
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DILUTED EARNINGS PER SHARE
Net income..............................................  $       4,970  $      25,127  $       2,457  $      50,371
Less preferred stock dividends..........................       --             --             --             --
                                                          -------------  -------------  -------------  -------------
Net income available to common stockholders.............  $       4,970  $      25,127  $       2,457  $      50,371
                                                          -------------  -------------  -------------  -------------
                                                          -------------  -------------  -------------  -------------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER SHARE IS
  BASED:
Historical weighted average common shares outstanding...        253,332        253,332        253,332        253,332
Reorganization stock dividend (227.010528 shares for
  each common share)....................................     57,509,030     57,509,030     57,509,030     57,509,030
Reorganization shares issued............................      8,670,998      8,670,998      8,670,998      8,670,998
Public offer ing shares issued..........................     16,340,000     16,340,000     16,340,000     16,340,000
Additional shares issued to underwriters................      2,451,000      2,451,000      2,451,000      2,451,000
Treasury Class A common stock...........................       (464,051)      --             (288,610)      --
Preferred stock converted to Class A common stock.......        183,556       --               95,476       --
Warrants converted to Class A common stock..............        731,428       --              616,222       --
Options converted to Class A common stock...............        244,514          2,608        172,858            880
                                                          -------------  -------------  -------------  -------------
Weighted average common shares before dilutive effect of
  common stock equivalents..............................     85,919,807     85,226,968     85,820,306     85,225,240
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Common stock equivalents:
Warrants................................................     28,040,904     28,806,490     28,164,633     28,785,896
Options.................................................      1,474,263      2,108,690      1,632,060      1,589,720
Convertible Preferred Stock.............................        550,669        734,225        639,421        734,225
                                                          -------------  -------------  -------------  -------------
Weighted average common shares..........................    115,985,643    116,876,373    116,256,420    116,335,081
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DILUTED EARNINGS PER SHARE:
Net income per share....................................  $        0.04  $        0.21  $        0.02  $        0.43
Less preferred stock dividends per share................       --             --             --             --
                                                          -------------  -------------  -------------  -------------
Net income per share available to common stockholders...  $        0.04  $        0.21  $        0.02  $        0.43
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